Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen North Carolina Dividend Advantage Municipal Fund 2

811-10525


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009, March 23, 2010 and additionally adjourned to March 30, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                2,005,807
                       288
   Against
                     71,936
                           3
   Abstain
                   135,658
                          -
   Broker Non-Votes
                   419,427
                       210
      Total
                2,632,828
                       501



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                2,007,290
                       288
   Against
                     67,892
                           1
   Abstain
                   138,219
                           2
   Broker Non-Votes
                   419,427
                       210
      Total
                2,632,828
                       501



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052370.